USDA
Authority


                             SUBSCRIPTION AGREEMENT
                          FOR CONVERTIBLE DEBENTURES IN
                            U.S. DATA AUTHORITY, INC.


         The undersigned agrees to subscribe to a convertible debenture in the amount of $50,000 (U.S.). This debenture will bear interest at the rate of 10% per annum from the date of issue. It will be convertible to preferred stock at any time at the rate of $0.20 per share. The preferred stock shall have voting rights equal to 10x the common stock voting rights per share for 3 years from the date of issue. After three years, the preferred shares shall automatically convert to common shares with the same rights and privileges as the existing
Section 144 stock.

         This offer is subject to the approval of the Board of Directors.

         This subscription should be accompanied by the payment of funds and received by the company by 3:00 p.m. on Thursday, February 15, 2001.

         BY EXECUTING BELOW, THE UNDERSIGNED REPRESENTS THAT HE/SHE IS AN ACCREDITED INVESTOR, AND AGREES TO COMPLETED ALL NECESSARY DOCUMENTATION TO SUPPORT THIS REPRESENTATION.


Dated:  2-15-01                                /s/David P. Lonski
                                               ---------------------------------
                                               Print Name: David P. Lonski
                                               Address:
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                                               SSN/TIN:
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